Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Teladoc Health, Inc. Livongo Acquisition Incentive Award Plan of our reports dated February 26, 2020 with respect to the consolidated financial statements of Teladoc Health, Inc., and the effectiveness of internal control over financial reporting of Teladoc Health, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 5, 2020